                       [LETTERHEAD OF LATHAM & WATKINS]

                                                                     EXHIBIT 8.1


                                                                   June 21, 1996



National Golf Properties, Inc.
1448 15th Street, Suite 200
Santa Monica, California 90404


          Re:  Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to National Golf Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of up to 2,128,000 shares of common stock of the Company, par value $.01 per share, under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on June 21, 1996 (File No. 333-_____) (in the form declared effective, the "Registration Statement"), and in connection with the Asset Purchase and the Merger (as such terms are defined in the Registration Statement).

          In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Also, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. In addition, we have relied, with your permission, exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company dated June 21, 1996, with respect to certain matters of Maryland law. Furthermore, we have assumed that the Asset Purchase and the Merger will be consummated pursuant to the terms of the Acquisition Agreement (as such term is defined in the Registration Statement), including the exhibits thereto.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based upon the facts set forth in the Registration Statement and the Officer's Certificate, it is our opinion that the information set forth under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement - Prospectus included within the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects. In addition, the opinions set forth under the caption "Material Federal Tax Consequences-Opinions of Counsel" in the Joint Proxy Statement - Prospectus are hereby confirmed as the opinions of Latham & Watkins.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

          This opinion is rendered only to you and is solely for your benefit and the benefit of Golf Enterprises, Inc. and its stockholders (collectively, the "Parties") in connection with the transactions covered hereby. This opinion may not be relied upon by the Parties for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,

                              LATHAM & WATKINS